Exhibit 10.11

RESTRICTED STOCK AGREEMENT

CHURCHILL VENTURES LTD.

     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is executed and delivered as of February 29, 2008 by and between Churchill Ventures Ltd., a Delaware corporation (the “Company”), and ___________ (the “Recipient”).

RECITALS

     WHEREAS, pursuant to that certain stock purchase agreement dated February 29, 2008 (the “Stock Purchase Agreement”), the Company sold 7,500 shares (the “Restricted Stock”) of common stock of the Company to ___________; and

     WHEREAS, as a covenant to the Stock Purchase Agreement, the Recipient agreed to enter into this Restricted Stock Agreement (this “Agreement”) with the Company with respect to the Restricted Stock and enter into a lock-up agreement with Banc of America LLC (the “Lock-up Agreement”) with respect to the Restricted Stock, a form of which is attached hereto as Exhibit A.

ARTICLE I.

RESTRICTED STOCK

     1.1      Restricted Stock.

          (a)      Restricted Stock. In consideration of the Recipient’s agreement to remain in theservice or employ of the Company as a member of its board of directors or a member of its advisory board, and for other good and valuable consideration, the Company has sold the Restricted Stock to the Recipient pursuant to the Stock Purchase Agreement.

          (b)     Legend. The Restricted Stock shall, until all restrictions imposed on it pursuant to the Lock-Up Agreement (the “Restrictions”) lapse or shall have been removed, bear the following legend:

“THIS STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THIS STOCK MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL IT HAS BEEN REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE CORPORATION HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO IT THAT THIS NOTE MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION. THIS STOCK IS FURTHER SUBJECT TO CERTAIN RESTRICTIONS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED FEBRUARY 29, 2008, BY AND BETWEEN CHURCHILL VENTURES LTD. AND THE REGISTERED OWNER OF SUCH STOCK, AND SUCH STOCK MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

     1.2      Restrictions. If the Recipient ceases to be a member of the board of directors of the Company or a member of the advisory board of the Company at any time before (i) the Restricted Stock is free and clear of all restrictions placed on it by the Lock-Up Agreement and (ii) the Restricted Stock is registered for resale pursuant to the Securities Act of 1933, as amended (the “Act”), the Restricted Stock shall be forfeited to the Company for no consideration, unless determined otherwise by the Board of Directors of the Company.

ARTICLE II.

OTHER PROVISIONS

     2.1     Restricted Stock Not Transferable. Except as provided by the Lock-Up Agreement and this Agreement, no Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Recipient or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

     2.2     Rights as Stockholder. Except as otherwise provided herein and in the Lock-Up Agreement, upon the date hereof, the Recipient shall have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock in the same manner as the other Insider Shares and the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Restricted Stock in the same manner as the other Insider Shares, subject to the Restrictions herein and in the Lock-Up Agreement.

     2.3      Not a Contract of Employment. Nothing in this Agreement shall confer upon the Recipient any right to continue as a member of the board of directors or the advisory board of the Company.

     2.4     Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

     2.5      Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by mutual consent of the parties hereto, provided, however, that the Company may amend this Agreement from time to time if such amendment does not directly or indirectly adversely affect the Recipient. This Agreement shall terminate and be of no further force or effect upon the later of (i) the termination of the Lock-Up Period pursuant to the Lock-Up Agreement and (ii) the registration of the Stock for resale pursuant to the Act.

     2.6      Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email, upon personal delivery, or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Recipient to his address shown in the Company records, and to the Secretary of the Company at its principal executive office.

     2.7      Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Lock-Up

Agreement, this Agreement shall be binding upon Recipient and his or her heirs, executors, administrators, successors and assigns.

     2.8      Entire Agreement. This Agreement, the Lock-Up Agreement and the Stock Purchase Agreement constitute the entire agreement between the Company and the Recipient regarding the terms and conditions of the Restricted Stock, and that the foregoing supersedes all prior communications, agreements, and understandings, written or oral, with respect to the terms and conditions of the Stock.

     IN WITNESS WHEREOF, the undersigned hereby execute and deliver this Agreement as of the date first written above.

CHURCHILL VENTURES LTD.:	RECIPIENT:
By:	By:
Print Name:	Print Name:
Title: